Exhibit 6b

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Agreement”), dated as of the 18th day of February, 2022 (the “Effective Date”), is made and entered into by and among Birgo Realty, LLC, a Delaware limited liability company (“Licensor”), on the one hand, and Birgo Reiturn Fund, LLC, a Delaware limited liability company (“Licensee”). Licensor and Licensee may be referred to as each a “Party,” and collectively, the “Parties”.

RECITALS

WHEREAS, Licensor owns all of the right, title and interest of in and to the name “Birgo” and certain other trademarks, service marks, trade names, and other indicia of source or goodwill, including the registrations and applications for registration thereof, set forth in Schedule A attached hereto (the “Licensed Trademarks”);

WHEREAS, Licensor desires to grant to Licensee a non-exclusive royalty-free license to use the Licensed Trademarks under the terms and conditions set forth herein; and

NOW THEREFORE, in consideration of the promises and mutual agreements set forth in this Agreement and in the Separation Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

GRANT OF LICENSE

1.1 Grant of License; Limited Right of Sublicense.

(a) Subject to the terms and conditions of this Agreement, effective as of the Effective Date, Licensor hereby grants to Licensee a non-exclusive, royalty-free, paid-up, worldwide, revocable, right and license to use the Licensed Trademarks solely in connection with the operation of the businesses of Licensee, including, without limitation, as part of the corporate names of, and trade names used by, Licensee in the operation of its business, and in connection with the distribution, promotion, use and sale of products and services of Licensee.

(b) The right and license granted herein shall include a limited right of Licensee to grant sublicenses to its subsidiaries, and its and their respective distributors, sub-distributors, resellers, marketing representatives and agents (collectively “Permitted Sublicensee”) for use solely in connection with the distribution, promotion, use and sale of products and services of such Licensee’s and its subsidiaries, provided that any such sublicense but shall not include any right or license to use the name “Birgo” or any of the other Licensed Trademarks as or as part of a corporate name or trade name of any Permitted Sublicensee. Any sublicense granted by a Licensee hereunder shall be expressly subject to the terms and conditions of this Agreement and all of the rights of Licensor hereunder. Licensee shall be responsible for any breach of this Agreement by any of their respective Sublicensee.

1.2 Use; Quality Control.

(a) Licensee agrees to maintain and preserve the quality of the Licensed Trademarks and to use, and to cause its Permitted Sublicensee to use, the Licensed Trademarks only in good faith and in a dignified manner consistent with such Licensee’s use of the Licensed Trademarks prior to the Effective Date and in accordance with the terms of this Agreement. In addition, Licensee shall ensure that all products and services provided by such Licensee and its Permitted Sublicensee under the Licensed Trademarks will be of sufficiently high quality to protect the Licensed Trademarks and the goodwill symbolized thereby. A Licensee shall not, and shall cause its Permitted Sublicensee not to, by any act or omission use or permit use of the Licensed Trademarks in any manner that tarnishes, degrades, disparages or reflects adversely on Licensor or its business or reputation or that would be detrimental to the Licensed Trademarks or their associated goodwill.

(b) Licensee agrees to use, and to cause its Permitted Sublicensees to use, the Licensed Trademarks only in accordance with such quality standards as may be reasonably established by Licensor and communicated to such Licensee from time to time orally or in writing, or as may be agreed to by Licensor and such Licensee from time to time orally or in writing. A Licensee shall obtain Licensor’s prior written approval of any material change in the style and manner in which any Licensed Trademark is proposed to be used by such Licensee or its Permitted Sublicensee and shall use, and cause its Permitted Sublicensee to use, the Licensed Trademarks only in a style and manner commensurate with the standards and reputation for quality associated with the Licensed Trademarks. Licensee agrees not to, and to cause their Permitted Sublicensee not to, register or attempt to register in any jurisdiction any trademark or service mark that is confusingly similar to any of the Licensed Trademarks or which would reasonably be expected to result in dilution of any of the Licensed Trademarks.

(c) Licensee shall permit Licensor or its duly authorized representative, upon reasonable notice, to inspect and review all business locations and materials of Licensee and its Permitted Sublicensee and any and all uses of the Licensed Trademarks by Licensee and its Permitted Sublicensee for the purposes of assuring use of the Licensed Trademarks in a manner consistent with this Agreement and that the products and services associated with the Licensed Trademarks meet Licensor’s quality standards as contemplated hereby. Upon request by Licensor, a Licensee will, and will cause its Permitted Sublicensee to, furnish to Licensor representative samples of all advertising and promotional materials in any media that are used in connection with the Licensed Trademarks. A Licensee will, and will cause its Permitted Sublicensee to, make all changes to such materials that Licensor reasonably requests to comply with this Section 1.2 or to preserve the validity of, or Licensor’s rights in, the Licensed Trademarks.

ARTICLE II

OWNERSHIP; INDEMNIFICATION; DISCLAIMER

2.1. Right, Title and Interest. The Parties agree that, as between the Parties, Licensor is the sole owner of the Licensed Trademarks. Licensee agrees not to directly or indirectly challenge or contest the validity of, or Licensor’s rights in, the Licensed Trademarks (and the associated goodwill), including without limitation, arising out of or relating to any third-party claim, allegation, action, demand, proceeding or suit (“Action”) regarding enforcement of this Agreement or involving any third party. The Parties agree that any and all goodwill in the Licensed Trademarks arising from use of the Licensed Trademarks by the Licensee and their Permitted Sublicensee shall inure solely to the benefit of the Licensor. Notwithstanding the foregoing, in the event that a Licensee or any of their Permitted Sublicensee is deemed to own any rights in the Licensed Trademarks, such Licensee hereby assigns, and shall cause its Permitted Sublicensee to assign, such rights to the Licensor.

2.2. Execution of Documents. Consistent with the terms of this Agreement, Licensee shall, and shall cause its Permitted Sublicensee to, perform all lawful acts and execute such instruments as Licensor may reasonably request to confirm, evidence, maintain or protect Licensor’s rights in, to and under the Licensed Trademarks.

2.3. Reservation of Rights. All rights not expressly granted to Licensee hereunder shall remain the exclusive property and right of Licensor.

2.4. Indemnification. Licensee and Permitted Sublicensees shall, jointly and severally, indemnify and hold harmless Licensor and its affiliates and their respective officers, directors, employees, agents and representatives from and against any and all losses, damages, penalties, costs and expenses (including reasonable attorneys’ fees) arising out of: (a) any breach by Licensee or any sublicensee of any term or condition of this Agreement or the use of the Licensed Trademarks, and (b) any claim or allegation by a third party arising from, relating to, or resulting from, the use of the Licensed Trademarks by, or the marketing, sale or use of any products or services bearing the Licensed Trademarks sold or serviced by, or on behalf of, any Licensee or any of its Permitted Sublicensee of any of the Licensed Trademarks including, without limitation, any product liability claims.

2.5. Disclaimer. THE LICENSED TRADEMARKS AND THE LICENSE GRANTED HEREUNDER ARE PROVIDED ON AN “AS IS” BASIS, WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR OTHER WARRANTIES, CONDITIONS, GUARANTEES OR REPRESENTATIONS, WHETHER EXPRESS OR IMPLIED.

ARTICLE III

INFRINGEMENT; PROSECUTION

3.1. Infringement; Prosecution.

(a) Licensee agrees to notify Licensor promptly after it becomes aware of any actual or threatened infringement, imitation, dilution, misappropriation or other unauthorized use or conduct in derogation (“Infringement”) of any of the Licensed Trademarks. Licensor shall have the sole and exclusive right to bring any Action to remedy or seek redress in respect of any Infringement (or to refrain from taking any Action in its sole discretion), and Licensee shall cooperate with Licensor in same. All damages or other compensation of any kind recovered in such Action shall be for the account of Licensor.

(b) Licensor shall have sole and exclusive control and discretion over all matters relating to the prosecution and maintenance of the Licensed Trademarks. Licensee shall, and shall cause its Permitted Licensee to, cooperate in good faith with Licensor for the purpose of securing, preserving and protecting Licensor’s rights in and to the Licensed Trademarks. At the request of Licensor, Licensee shall, and shall cause its Permitted Sublicensee to, execute and deliver to Licensor any and all documents and do all other acts and things which are reasonably requested by Licensor to make fully effective or to implement the provisions of this Agreement relating to the prosecution and maintenance of the Licensed Trademarks including, without limitation, effectuating all appropriate trademark notice(s) on product labeling and other materials bearing any Licensed Trademark. Neither Licensee nor their Permitted Sublicensee shall have any claim of any nature whatsoever against Licensor based on or arising out of Licensor’s handling of or decisions concerning prosecution and maintenance of, or Actions with respect to, the Licensed Trademarks.

ARTICLE IV

TERM AND TERMINATION

4.1. Term. Unless earlier terminated in accordance with this Article IV, this Agreement shall commence on the Effective Date and terminate on the date that is ten (10) years from the Effective Date, unless extended by written agreement of Licensor and Licensee.

4.2. Termination for Convenience. This Agreement may be terminated at any time by Licensor or Licensee upon one hundred twenty (120) days’ prior written notice to the other Party.

4.3. Termination for Breach. This Agreement may be terminated by Licensor upon a breach of this Agreement by Licensee or its Permitted Sublicensee; provided that any such termination shall not be effective unless Licensor provides written notice of breach to Licensee and such breach is not cured within thirty (30) days of the date of such written notice.

4.4. Termination for Change of Control. This Agreement may be terminated by Licensor upon ninety (90) days’ prior written notice to Licensee at any time after a Change in Control of a Licensee. For the purposes hereof, “Change in Control” means (i) a consolidation or merger of a Licensee with or into any other person (other than a consolidation or merger which would result in the voting securities of such Licensee outstanding immediately prior to such consolidation or merger continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such consolidation or merger) at least 50% of the voting power of such Licensee or the surviving entity of such consolidation or merger, (ii) a sale or other disposition of all or a substantial part of the properties and assets of a Licensee in a single transaction or in a series of related transactions, or (iii) the acquisition of “beneficial ownership” by any “person” or “group” of voting securities of a Licensee representing more than 50% of the voting power of all outstanding voting securities of such Licensee. In addition, for the purposes of this definition, the terms “person,” “group” and “beneficial owner” shall have the meanings set forth in the Securities Exchange Act of 1934, as amended, whether or not applicable.

4.5. Effect of Termination. Upon the termination of this Agreement for any reason, Licensee shall have sixty (60) days (the “Wind-Down Period”) to wind-down, and to cause its Permitted Sublicensee to wind-down, all use of the Licensed Trademarks, including, without limitation, changing corporate names and replacement of marketing materials, signage and the like bearing the Licensed Trademarks. Notwithstanding anything to the contrary herein, Licensee shall have the right to keep materials bearing the Licensed Trademarks in limited quantities for archival and record keeping purposes, and to comply with applicable laws and regulations.

ARTICLE V

GENERAL PROVISIONS

5.1. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and will supersede all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, with respect to such subject matter.

5.2. Governing Law; Submission to Jurisdiction; Selection of Forum. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS. THE PARTIES HEREBY CONSENT TO JURISDICTION AND VENUE IN THE STATE AND FEDERAL COURTS SITTING IN THE STATES OF DELAWARE AND PENNSYLVANIA.

5.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) upon confirmation of receipt if delivered by facsimile, (iii) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service or (iv) when received if delivered by email, registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to the Licensee:

Birgo Reiturn Fund, LLC

848 W North Avenue

Pittsburgh, PA 15233

Attention: Daniel Croce

dcroce@birgo.com

with a copy to:

David J. Marr

Clark Hill

130 E. Randolph St, Suite 3900

Chicago, IL 60601

dmarr@clarkhill.com

(b) if to Licensor, to:

Birgo Realty, LLC

848 W North Avenue

Pittsburgh, PA 15233

Attention: Andrew Reichert

areichert@birgo.com

with a copy to:

David J. Marr

Clark Hill

130 E. Randolph St, Suite 3900

Chicago, IL 60601

dmarr@clarkhill.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

5.4. Parties in Interest; Assignment. This Agreement is binding upon and is for the benefit of the Parties hereto and their respective successors and permitted assigns, and no Party to this Agreement may convey, assign or otherwise transfer any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Parties. Any conveyance, assignment or transfer that is made without such consent will be void ab initio. Notwithstanding the foregoing, Licensor may assign or license any portion of this Agreement and any of its rights hereunder to any purchaser or other transferee or assignee of the Licensed Trademarks.

5.5. Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.6 Captions. The article, section and paragraph captions herein and the table of contents hereto are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Unless otherwise specified, all references herein to numbered articles or sections are to articles and sections of this Agreement and all references herein to schedules are to schedules to this Agreement.

5.7. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any party as a result thereof, the parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

5.8. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile or electronic delivery), each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.

5.9. Performance. Licensee will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any of their Permitted Sublicensees. Licensor will cause to be performed and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any of its Subsidiaries.

[Signature Page and Schedules Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

Birgo Realty, LLC		Birgo Reiturn Fund, LLC

By:		By:
Name:	Andrew Reichert	Name:	Daniel Croce
Title:	President	Title:	Member

Schedule A

[Insert Licensed Trademarks]

Birgo wordmark